Exhibit 1.1

Pershing Square Tontine Holdings, Ltd.

200,000,000 Units

Underwriting Agreement

July [•], 2020

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Jefferies LLC

520 Madison Avenue

New York, New York 10022

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

Pershing Square Tontine Holdings, Ltd., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (collectively, the “Underwriters”) an aggregate of 200,000,000 units (the “Units”) of the Company.

Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-ninth of one redeemable warrant, where each whole warrant is exercisable to purchase one share of Common Stock (the “Distributable Redeemable Warrant(s)”). The Common Stock and Distributable Redeemable Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (as defined below) (unless the Representatives inform the Company of their decision to allow earlier separate trading), subject to (a) the Company’s preparation of an Audited Balance Sheet (as defined below) reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such Audited Balance Sheet with the Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K or similar form by the Company that includes such Audited Balance Sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. In addition, an aggregate of 22,222,222 redeemable warrants (the “Distributable Tontine Redeemable Warrants”

and, together with the Distributable Redeemable Warrants, the “Warrants”) will be distributed on a pro-rata basis only to holders of record of the shares of Common Stock issued in connection with the sale of the Units hereunder that are outstanding after the Company redeems any shares of Common Stock that the holders thereof have elected to redeem in connection with an initial Business Combination (as defined below). Each whole Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for $23.00 per share during the period commencing on the later of thirty (30) days after the completion of an initial Business Combination (as defined below) or twelve (12) months from the date of the consummation of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or the liquidation of the Company in accordance with the Amended and Restated Certificate of Incorporation (as defined below) if the Company fails to consummate a Business Combination (the “Liquidation”); provided, however, that pursuant to the Warrant Agreement (as defined below), a fractional warrant may not be exercised, so that only a whole number of warrants may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Prospectus, as defined below) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company has entered into an Investment Management Trust Agreement (the “Trust Agreement”), effective as of [●], 2020, with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.3 to the Registration Statement (as defined below), pursuant to which the proceeds from the sale of the Sponsor Warrant (as defined below) and certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Units, if and when issued in each case as described more fully in the Prospectus.

The Company has entered into a Warrant Agreement, effective as of [●], 2020, with respect to the Warrants and the Forward Purchase Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and the Forward Purchase Warrants.

The Company entered into a Securities Subscription Agreement, dated as of May 7, 2020 (the “Securities Subscription Agreement”), with Pershing Square TH Sponsor, LLC, a Delaware limited liability company (the “ Sponsor”), in substantially the form filed as Exhibit 10.5 to the Registration Statement, pursuant to which the Sponsor purchased an aggregate of 100 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), for an aggregate purchase price of $ 25,000. The shares of Class B Common Stock are substantially similar to the shares of Common Stock included in the Units, except as described in the Prospectus.

The Company entered into a Sponsor Warrant Purchase Agreement, dated as of [●], 2020 (the “Sponsor Warrant Purchase Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.6 to the Registration Statement, pursuant to which the Sponsor purchased a warrant (the “Sponsor Warrant”) for an aggregate purchase price of $65,000,000. The Sponsor Warrant will become salable, transferable and exercisable 3 years after the date of an initial Business Combination (as defined below), and will be exercisable, in whole or in part, for that number of shares constituting 5.95% of the common shares of the post-combination entity on a fully diluted basis (including all common stock issuable upon the conversion or exercise of outstanding securities, whether or not convertible or exercisable at such time) at the time immediately following an initial Business Combination (as defined below), at an exercise price equal to $ 24.00 per common share of the post-combination entity. The Sponsor Warrant will have a term of ten years from the consummation of an initial Business Combination (as defined below).

The Company has entered into a Sponsor Warrant Agreement, effective as of [●], 2020, with respect to the Sponsor Warrant with CST, as warrant agent, in substantially the form filed as Exhibit 4.5 to the Registration Statement (the “Sponsor Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Sponsor Warrant.

The Company has entered into a Forward Purchase Agreement, effective as of June 21, 2020 (the “Forward Purchase Agreement”), with Pershing Square, L.P., a Delaware limited partnership, Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square Holdings, Ltd. a Guernsey company (collectively the “Forward Purchasers” and, together with the Sponsor, the “PS Entities”), in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which the Forward Purchasers agreed to purchase, in one or more private placements in such amounts and at such time or times as the Forward Purchasers determine, with the full amount to have been purchased no later than simultaneously with the closing of an initial Business Combination (as defined below), an aggregate of $1,000,000,000 of units (the “Forward Purchase Units”) at a purchase price of $20.00 per unit, each Forward Purchase Unit consisting of one share of Common Stock (the “Forward Purchase Shares”) and one-third of one warrant (the “Forward Purchase Warrants” and, together with the Forward Purchase Units and Forward Purchase Shares, the “Forward Purchase Securities”). In addition, the Forward Purchase Agreement provides that the Forward Purchasers may elect to purchase up to an additional $2,000,000,000 of Forward Purchase Units in one or more private placements, in such amounts and at such time or times as the Forward Purchasers determine, but no later than simultaneously with the closing of an initial Business Combination (as defined below). The Forward Purchase Shares are substantially similar to the Common Stock included in the Units, except as described in the Prospectus. The Forward Purchase Warrants are substantially similar to the Warrants included in the Units, except as described in the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of [●], 2020, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Sponsor Warrant, the shares of Common Stock underlying the Sponsor Warrant, and any other shares of Common Stock it owns, as described in the Prospectus.

The Company has caused to be duly executed and delivered a letter agreement, dated [●], 2020, by and among the Sponsor and each of the Company’s officers, directors, and director nominees, substantially in the form filed as Exhibit 10.2 to the Registration Statement (the “Insider Letter”).

The Company hereby acknowledges that, in connection with the proposed offering of the Units, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed unit program (the “Directed Unit Program”) under which up to 1,500,000 Units, or 1% of the Units to be purchased by the Underwriters (the “Reserved Units”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Company’s officers, directors, director nominees, employees and other persons having a relationship with the Company as designated by the Company (the “Directed Unit Participants”) as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Company has supplied UBS-FinSvc with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Unit Program. It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.

The Company and the Underwriters, in accordance with the requirements of FINRA Rule 5121 (“Rule 5121”) and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of UBS Securities LLC as a “qualified independent underwriter” (the “QIU”) within the meaning of Rule 5121 in connection with the offering and sale of the Units. No compensation will be paid to the QIU for its services as the QIU.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-239342) (the “Initial Registration Statement”) in respect of the Units has been filed with the Commission; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the Offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the

“Registration Statement”; the Preliminary Prospectus relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(d) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication, including testing the waters communications, with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c) The Company has filed with the Commission a Form 8-A (file number 001-[●]) providing for the registration under the Exchange Act of the Units, the Common Stock and the Warrants, which registration is currently effective on the date hereof. The Units have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and the Company knows of no reason or set of facts that would reasonably be expected to adversely affect such authorization.

(d) For the purposes of this Agreement, the “Applicable Time” is [●] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Section 5(d) Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date (the “Effective Date”) as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) The Company has not, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Units or the Common Stock and the Warrants included therein, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(g) The Company has not prepared or used a Free Writing Prospectus (as defined below);

(h) The Company does not own any real property, and the Company has good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company;

(i) The Company has been (i) duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and Prospectus;

(k) All issued and outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such shares were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding shares of Common Stock and Warrants were at all relevant times either registered under the Act, the applicable state securities and Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock and Warrants, exempt from such registration requirements. The holders of outstanding shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) or bylaws of the Company; and, except as set forth in the Pricing Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding;

(l) The Units have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Units contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Units is not subject to any preemptive or similar rights;

(m) The shares of Common Stock included in the Units have been duly authorized and, when issued and delivered against payment for the Units by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable;

(n) The Warrants included in the Units, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Units by the Underwriters pursuant to this Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(o) The shares of Class B Common Stock issued pursuant to the Securities Subscription Agreement have been duly authorized, validly issued, fully paid and nonassessable;

(p) The Forward Purchase Securities have been duly authorized and, when issued and delivered against payment therefor pursuant to the Forward Purchase Agreement, will be duly and validly issued and delivered, will be fully paid and nonassessable; and the Forward Purchase Shares, including the shares issuable upon exercise of the Forward Purchase Warrants, have been duly authorized by the Company and validly reserved for issuance;

(q) The Forward Purchase Warrants included in the Forward Purchase Units, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Forward Purchase Units pursuant to the Forward Purchase Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(r) The shares of Common Stock issuable upon exercise of the Warrants included in the Units have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such shares of Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken;

(s) The shares of Common Stock issuable upon exercise of the Sponsor Warrant have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Sponsor Warrant, will be validly issued, fully paid and nonassessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such shares of Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken;

(t) The issue and sale of the Units and the compliance by the Company with this Agreement, the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Sponsor Warrant Purchase Agreement, the Sponsor Warrant Agreement, the Forward Purchase Agreement, the Registration Rights Agreement or the Insider Letter and the consummation of the transactions contemplated in this Agreement, the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Sponsor Warrant Purchase Agreement, the Sponsor Warrant Agreement, the Forward Purchase Agreement, the Registration Rights Agreement or the Insider Letter will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the Amended and Restated Certificate of Incorporation or bylaws (or other applicable organizational document) of the Company, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters;

(u) The Company is not (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(v) The statements set forth in the Pricing Disclosure Package and Prospectus under the (i) captions “Description of Securities,” “Principal Stockholders,” “Certain Relationships and Related Party Transactions,” and insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings, and (ii) captions “U.S. Federal Income Tax Considerations,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws as applied to the investors described therein and documents referred to therein, are accurate, complete and fair in all material respects. There are no business relationships or related-party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required;

(w) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(x) The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(y) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units, and at the date hereof, the Company was and is an “ineligible issuer,” as defined under Rule 405 under the Act;

(z) Marcum LLP (“Marcum”), who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(aa) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) to the extent required by such rule;

(bb) This Agreement has been duly authorized, executed and delivered by the Company;

(cc) The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(dd) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(ee) The Securities Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(ff) The Sponsor Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(gg) The Sponsor Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(hh) The Forward Purchase Agreement has been duly authorized, executed and delivered by the Company and the Forward Purchasers, and is a valid and binding agreement of the Company and the Forward Purchasers, enforceable against the Company and the Forward Purchasers in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(ii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(jj) The Insider Letter executed by the Company, the Sponsor and, to the Company’s knowledge, each executive officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(kk) The Company has not and, to the Company’s knowledge, no director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Bribery Laws”). The Company has instituted and maintained policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery Laws and with the representation and warranty contained herein;

(ll) The operations of the Company are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(mm) Neither the Company nor the Sponsor is and, to the knowledge of the Company, no director, officer, agent, employee or affiliate of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(nn) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(oo) From the time of filing of the Initial Registration Statement (or, if earlier, the first date on which a Section 5(d) Writing was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(pp) The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters;

(qq) All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect in all material respects;

(rr) Prior to the date hereof, the Company has not selected any specific Business Combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company;

(ss) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Units hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by FINRA;

(tt) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company;

(ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement;

(uu) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company;

(vv) Except as disclosed in the FINRA questionnaires provided to the Representatives, to the Company’s knowledge no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member;

(ww) Except as disclosed in the FINRA questionnaires provided to the Representatives, to the Company’s knowledge, no Company Affiliate is an owner of shares or other securities of any Member (other than securities purchased on the open market);

(xx) To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Member;

(yy) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no proceeds from the sale of the Units (excluding underwriting compensation as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member;

(zz) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the submission of the Registration Statement with the Commission;

(aaa) No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has to the Company’s knowledge any relationship or affiliation or association with any Member;

(bbb) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary;

(ccc) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;

(ddd) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity;

(eee) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, stockholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company;

(fff) The Company has not offered, or caused the Underwriters to offer, the Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate;

(ggg) Upon delivery and payment for the Units on the Closing Date (as defined in Section 4(a)), the Company will not be subject to Rule 419 and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act;

(hhh) The Company (i) has not alone engaged in any Section 5(d) Communication other than Section 5(d) Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Section 5(d) Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Section 5(d) Communications. The Company has not distributed any Section 5(d) Writing other than those listed on Schedule III hereto;

(iii) The Registration Statement, the Pricing Disclosure Package and the Prospectus comply with, and any further amendments or supplements thereto will comply with, any applicable laws or regulations of any foreign jurisdiction in which the Pricing Disclosure Package or the Prospectus are distributed in connection with the Directed Unit Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Units in any jurisdiction where the Reserved Units are being offered; and

(jjj) There is and has been no failure on the part of the Company to, or to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable) and immediately following the Effective Date the Company and, to the knowledge of the Company, the officers or directors of the Company, in their capacities as such, will be in compliance with, the phase-in provisions of NYSE Listed Company Manual Sections 303A.00 and all other provisions of the New York Stock Exchange corporate governance standards set forth in the NYSE Listed Company Manual.

2. Subject to the terms and conditions herein set forth,

(a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Units set forth opposite the name of such Underwriter in Schedule I hereto, at a purchase price of (i) $19.60 per Unit for gross offering proceeds up to $1,000,000,000, (ii) $19.70 per Unit for gross offering proceeds from $1,000,000,000 up to $1,500,000,000, (iii) $19.80 per Unit for gross offering proceeds from $1,500,000,000 up to $2,000,000,000 and (iv) $20.00 per Unit for gross offering proceeds in excess of $2,000,000,000, provided that the aggregate discount shall not exceed $30,000,000, and any amounts in excess of $30,000,000 shall be the “Spillover Amount”;

(b) in addition to the discount from the public offering prices represented by the purchase prices set forth in the first sentence of Section 2(a) of this Agreement, the Company hereby agrees to pay to each of the Underwriters pro rata in accordance with the number of Units set forth opposite the name of such Underwriter in Schedule I hereto the “Deferred Discount” equal to (x) the “Spillover Amount” plus (y) $0.40 per Unit, provided that the aggregate “Deferred Discount” shall not exceed $56,250,000 (the “Deferred Discount Cap”);

(c) in addition to the discounts set forth in Sections 2(a) and 2(b) hereof, the Company hereby agrees to pay to each of the Underwriters (to be distributed to the relevant selling group member, as applicable) an additional discount of up to $0.20 per Unit sold to retail investors; provided, however, that the number of Units to be sold to retail investors shall be determined in the sole discretion of the Company; provided further, that the aggregate amount of such additional discounts allowed to Underwriters for Units sold to retail investors, shall not exceed $5,000,000;

(d) if the Minimum Retention Condition (as defined below) is met, (x) 50% of the aggregate Deferred Discount will be owed and (y) 50% of the aggregate Deferred Discount will be subject to a pro-rata reduction based on the amount of Net Redemptions (as defined below), as a percentage of the total public proceeds of the Offering, with such amount to be owed at the time of an initial Business Combination. “Net Redemptions” shall mean the proceeds of the Trust Account paid in respect of shares of Common Stock redeemed by Public Stockholders in connection with the initial Business Combination and the shares of Common Stock redeemed in connection with the redemption rights of Public Stockholders in connection with certain amendments to the Company’s amended and restated certificate of incorporation, less the amount of any capital raised from third-party investors in private placements prior to or simultaneous with the consummation of the initial Business Combination (excluding the proceeds of purchases made pursuant to the Forward Purchase Agreement or any other investment by the PS Entities or affiliates thereof). The Underwriters hereby agree that (i) if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Common Stock included in the Units sold pursuant to this Agreement (the “Public Stockholders”), the Underwriters will forfeit any rights or claims to the aggregate Deferred Discount, and (ii) if the Minimum Retention Condition is not met, 25% of the aggregate Deferred Discount will be owed; provided that the Company, in its sole discretion, can pay the Underwriters any or all of the remaining aggregate Deferred Discount. The Trustee under the Trust Agreement is authorized to distribute to the Public Stockholders on a pro-rata basis an amount calculated as the Deferred Discount Cap minus the amount that is owed to the Underwriters pursuant to this Section 2(d). The “Minimum Retention Condition” will be met if a Business Combination is consummated with at least an aggregate of $2,000,000,000 of cash available to the Company after giving effect to Net Redemptions; and

(e) The Company agrees that if the Units are sold in accordance with the terms of this Underwriting Agreement, the Company shall grant each of the Representatives a right of first refusal to act as co-managers in a jointly-managed deal for any private placements (a “Placement”) or debt financing transactions in connection with an initial Business Combination (assuming the Company elects in its sole discretion to engage an investment bank in connection therewith, it being understood that the Company may elect to raise funds in connection with an initial Business Combination without the assistance of an investment bank and the Representatives shall not then be entitled to act as co-managers in connection therewith). The failure by any Representative to exercise its right of first refusal with respect to any particular proposal shall not affect its right of first refusal relative to future proposals. The Representatives shall be entitled to compensation consistent with market practice for similar offerings of a similar size; provided, however, that if the Minimum Retention Condition is not met, the Representatives shall not be entitled to any compensation for their role in such transactions for amounts to satisfy the Minimum Retention Condition. Notwithstanding the foregoing, the Representatives’ right of first refusal under this Section 2 shall expire upon the earlier to occur of (x) consummation of the initial Business Combination or (y) 24 months from the closing of the Offering (or 30 months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Offering but has not completed such initial Business Combination within such 24-month period), and the Company shall have one (but no more than one) opportunity to waive or terminate the Representatives’ right of first refusal in consideration of a payment or fee consistent with market practice for similar offerings of a similar size. Any engagement of any of the Representatives for a Placement will be subject to, among other things (i) completion of all documentation for the Placement (including, without limitation, a placement agency agreement between the Company and each Representative in a customary form, which provides, without limitation, for a placement agent fee consistent with market practice for similar offerings, and for the Representatives to receive an opinion of the Company’s outside counsel addressed to the Representatives to the effect that the Placement was exempt from registration under the Securities Act) satisfactory to each Representative in its sole and independent discretion, (ii) completion of a customary due diligence review satisfactory to each Representative in its sole and independent discretion, (iii) in the independent determination of each Representative in its sole discretion, the absence of any adverse change in the financial markets or in the financial condition, business, operations or prospects of the Company, (iv) formal approval by such Representatives’ respective appropriate internal committee(s) and (v) any other conditions that a Representative, in its sole judgment, may deem appropriate for a Placement of such nature.

3. Upon the authorization by you of the release of the Units, the several Underwriters propose to offer the Units for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus (the “Offering”).

4. (a) The Units to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be [●] a.m., New York City time, on [●], 2020 (the “Closing Date”) or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Units is herein called the “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of: Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [●] a.m./p.m., New York City time, on the New York Business Day after such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the Effective Date (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Units, Common Stock or Warrants including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than the Units to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that the Company may (1) issue and sell the Sponsor Warrant, (2) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of shares of Common Stock issuable upon conversion of the Class B Common Stock, and (3) issue securities in connection with a Business Combination (including the Forward Purchase Securities), or (iii) release the Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letter.

(2) To cause each Directed Unit Participant who purchases over $1,000,000 of Reserved Units to execute a lock-up agreement (a “Directed Unit Program Lock-Up Agreement”) and otherwise to cause the Reserved Units to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Reserved Units during the lock-up period described in such Directed Unit Lock-Up Agreement or any such longer period of time as may be required by FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Units are offered in connection with the Directed Unit Program.

(3) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(e)(1) hereof, or in a Directed Unit Program Lock -Up Agreement described in Section 5(e)(2) hereof, for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver.

(f) Until the Termination Date (as defined below), to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date), to make available to its stockholders consolidated summary financial information of the Company for such quarter in reasonable detail;

(g) During a period of five years from the Effective Date, or until such earlier time as a Liquidation occurs or the Company is acquired or completes a going private transaction in a transaction where the Units, the Common Stock and the Warrants are no longer outstanding (as applicable, the “Termination Date”), to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally or to the Commission); provided that any documents filed with the Commission pursuant to Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to you pursuant to this paragraph;

(h) To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list for quotation the Units, Common Stock, and Warrants on the New York Stock Exchange;

(j) On the date hereof, to retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four business days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Report shall contain the Audited Balance Sheet;

(k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(m) For a period commencing on the Effective Date and ending on the Termination Date, the Company shall retain a transfer and warrant agent;

(n) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo, if any, for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(o) The Company will not consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it or a committee of independent members of the Company’s Board of Directors obtains an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such initial Business Combination is fair to the Company from a financial point of view. The Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination except as disclosed in the Registration Statement;

(p) For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable;

(q) The Company shall advise FINRA, the Representatives and their counsel if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Units;

(r) The Company shall cause the proceeds of the Offering and the sale of the Sponsor Warrant held in the Trust Account to be invested only in United States Treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Pricing Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates an initial Business Combination, it will not be required to register as an investment company under the Investment Company Act;

(s) During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the Trustee under the Trust Agreement to release from the Trust Account (i) solely from the interest income earned on the funds held in the Trust Account, the amounts necessary to pay franchise and income tax obligations, if any, (ii) to pay stockholders who properly redeem their public shares in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (x) to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company has not consummated an initial Business Combination within 24 months from the closing of the Offering (or 30 months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Offering but has not completed such initial Business Combination within such 24-month period) or (y) with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity, and (iii) to pay stockholders who properly redeem their public shares if the Company has not completed an initial Business Combination within 24 months (or 30 months, as applicable); provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution;

(t) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable pursuant to the Forward Purchase Agreement, upon the exercise of any of the Warrants outstanding from time to time, upon the conversion of the Class B Common Stock, and upon exercise of the Sponsor Warrant;

(u) Prior to the consummation of an initial Business Combination or the Liquidation, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into shares of Common Stock, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the shares of Common Stock on a Business Combination;

(v) Prior to the consummation of an initial Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates;

(w) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period;

(x) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(y) The Company may consummate the initial Business Combination and conduct redemptions of shares of Common Stock for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the shares of Common Stock held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Sponsor Warrant and (y) any interest income earned on the funds held in the Trust Account not previously released to pay franchise and income taxes, or for working capital purposes, divided by (B) the total number of shares of Common Stock sold as part of the Units in the Offering (the “Public Stock”) then outstanding. If, however, a stockholder vote is required by law or stock exchange listing requirement in connection with the initial Business Combination or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor, officers and directors have agreed to vote all of their shares of Common Stock purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding shares of Common Stock the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per-share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Sponsor Warrant and (2) any interest income earned on the funds held in the Trust Account not previously released to pay franchise and income taxes, divided by (II) the total number of Public Stock then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares of Common Stock voted by the stockholders at a duly held stockholders meeting are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption. Only Public Stockholders holding shares of Common Stock who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Certificate of Incorporation and bylaws of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four (24) months from the closing of the Offering (or thirty (30) months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an Initial Business Combination within 24 months from the closing of the Offering but has not completed an initial Business Combination within such 24 month period) (or such later date as has been approved pursuant to a valid amendment to the Company’s Amended and Restated Certificate of Incorporation), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (including interest not previously released to the Company to pay franchise and income taxes, or for working capital purposes, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Stock, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding shares of Common Stock included in the Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Sponsor and the Company’s officers and directors have agreed that they will not propose any amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Stock if the Company has not consummated a Business Combination within twenty-four months from the closing of the Offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company offers to redeem the Public Stock in connection with such amendment, as described in the Pricing Disclosure Package and Prospectus;

(z) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (a “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of an initial Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information;

(aa) Upon the consummation of the initial Business Combination, the Company will direct the Trustee to pay the Representatives, on behalf of the Underwriters, the Deferred Discount out of the proceeds of the Offering held in the Trust Account, as calculated under Section 2 hereof. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within twenty-four months from the closing of the Offering (or 30 months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Offering but has not completed such initial Business Combination within such 24 month period, or later if the Public Stockholders approve an amendment to the Amended and Restated Certificate of Incorporation extending such deadline), or if a Business Combination is consummated and the Minimum Retention Condition is not satisfied, the Deferred Discount will not be paid to the Representatives and will, instead, be included in the distribution of the proceeds held in the Trust Account made to the Public Stockholders upon Liquidation. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount;

(bb) If at any time following the distribution of any Section 5(d) Writing, there occurred or occurs an event or development as a result of which such Section 5(d) Writing included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made at such time, not misleading, the Company will promptly (i) notify the Representatives so that use of the Section 5(d) Writing may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Section 5(d) Writing to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested; and

(cc) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act, (ii) completion of the 180-day restricted period referred to in Section 5 hereof and (iii) the last Time of Delivery.

6. (a) The Company represents and agrees that it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 under the Act (a “Free Writing Prospectus”); each Underwriter represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus required to be filed with the Commission.

(b) The Company will not make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(c) The Company agrees that if at any time following issuance of a Section 5(d) Writing any event occurred or occurs as a result of which such Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a Section 5(d) Writing or other document which will correct such conflict, statement or omission.

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Writings, other than Section 5(d) Writings with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Writings.

(e) Each Underwriter represents and agrees that any Section 5(d) Writings undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Units on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters (not to exceed $25,000 in the aggregate) in connection with, any required review by FINRA of the terms of the sale of the Units; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of the QIU and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

8. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by [●] P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Disclosure Package, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter in form and substance reasonably acceptable to you, dated such Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cadwalader, Wickersham & Taft LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery in form and substance reasonably acceptable to you;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the Effective Date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Marcum shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(e) On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Sponsor Warrant Purchase Agreement, the Sponsor Warrant Agreement, the Forward Purchase Agreement, the Insider Letter and the Registration Rights Agreement;

(f) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Units, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g) [Reserved];

(h) Since the date of the most recent financial statements included in the Prospectus, there has been no Material Adverse Effect, except as set forth in the Prospectus;

(i) On or after the Applicable Time there shall not have occurred any of the following:

(i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) The Units to be sold at such Time of Delivery shall have been duly listed for quotation on the New York Stock Exchange;

(k) [Reserved];

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Section 5(d) Communications, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Directed Unit Program, except, with respect to this clause (ii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, the Company agrees to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors, officers and members, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) and (ii) of the first paragraph of this Section 9(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Company for distribution to Directed Unit Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Unit Program, provided, however, that the Company shall not be required to hold harmless or responsible for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc.

The Company also agrees to indemnify and hold harmless the QIU, its directors and officers and each person, if any, who controls the QIU within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees or other expenses reasonably incurred by the QIU in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the Offering provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by or on behalf of any such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting,” and the information contained in the fourteenth, sixteenth, seventeenth and twenty-first paragraphs under the caption “Underwriting.”

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Benefits, if any, received by the QIU in its capacity as such shall be deemed to be equal to the total compensation, if any, received by the QIU for acting in such capacity. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro-rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the QIU, in its capacity as such, shall not be responsible for any amount in excess of the compensation received by the QIU for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to subsection (a) above, in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU in its capacity as such and all persons, if any, who control such QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Units, or the Company notifies you that it has so arranged for the purchase of such Units, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro-rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Citigroup Global Markets Inc., Jefferies LLC or UBS Securities LLC on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, attention of General Counsel (facsimile: (646) 291-1469); (ii) Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (646) 374-1071, and (iii) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371), with a copy (which copy shall not be deemed to constitute notice to the Underwriters) to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, Attn: Paul Tropp and Christopher Capuzzi, email: paul.tropp@ropesgray.com and christopher.capuzzi@ropesgray.com, Fax: (212) 596-9090; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371); and if to the other parties to a lock-up letter to the address provided therein. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company and each of the Underwriters agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

Pershing Square Tontine Holdings, Ltd.

By:
Name:
Title:

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

JEFFERIES LLC

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriters	Total Number of Units to be Purchased
Citigroup Global Markets Inc.	[●]
Jefferies LLC	[●]
UBS Securities LLC	[●]
CastleOak Securities, L.P.	[●]
Loop Capital Markets LLC	[●]
Samuel A. Ramirez & Company, Inc.	[●]
Siebert Williams Shank & Co., LLC	[●]
Academy Securities, Inc.	[●]
C.L. King & Associates, Inc.	[●]
Roberts and Ryan Investments Inc.	[●]
Total	[●]

SCH. I-1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Additional Documents Incorporated by Reference: None

(c)	Information other than the Pricing Disclosure Package that comprise the Pricing Disclosure Package:

•	The initial public offering price per unit for the Units is $20.00

•	The number of Units purchased by the Underwriters is [●].

SCH. II-1

SCHEDULE III

SCHEDULE OF WRITTEN TESTING THE WATERS COMMUNICATIONS

Reference is made to the material in the testing-the-water presentation made to potential investors, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 of the Securities Act.

SCH. III-1

SCHEDULE IV

SCHEDULE OF UNDERWRITING DISCOUNTS

Offering Proceeds	Discount Rate	Price Per Unit	Deferred Discount:		Total Deferred
			Spillover Amount	2% of Gross Proceeds	Discount
Up to $1,000,000,000	2.00%	$19.60	$—	$0.40	$0.40
$1,000,000,000 to
$1,5000,000,000	1.50%	$19.70	$—	$0.40	$0.40
$1,500,000,000 to
$1,750,000,000	1.00%	$19.80	$—	$0.40	$0.40
$1,750,000,000 to
$2,000,000,000	1.00%	$20.00	$0.20	$0.40	$0.60
$2,000,000,000 to
$2,550,000,000	0.50%	$20.00	$0.10	$0.40	$0.50
$2,550,000,000 and up	0.50%	$20.00	$—	$—	$—

ANNEX I

FORM OF PRESS RELEASE

Pershing Square Tontine Holdings, Ltd.

[Date]

Pershing Square Tontine Holdings, Ltd. (“Company”) announced today that Citigroup Global Markets Inc., Jefferies LLC and UBS Securities LLC, the representatives in the Company’s recent public sale of Units are [waiving] [releasing] a lock-up restriction with respect to the Company’s [Common Stock] [Warrants] [Units] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [Date], and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX I-1